UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2014

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6000 Poplar Avenue, Suite 250, Memphis, TN 34119
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  1-888-224-6561

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 4, 2014, the board of directors appointed Mr. Clarence Parks (Age: 40) as Director of the Company and Treasurer. Mr. Parks was previously appointed President of the Company.

There are no family relationships between Mr. Clarence Parks any other of our directors or executive officers or directors. Mr. Parks has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

Mr. Randy Ross has resigned as an officer and director of the company to pursue personal interests, and there no disagreements with Mr. Ross. Mr. Gates has been appointed corporate secretary, and the officers of the company in policy making roles are Mr. Gates and Mr. Parks. Mr. Delzer remains officer in charge of mining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 4, 2014

First Colombia Gold Corp.

By:	/s/ E. Robert Gates
Name:	E. Robert Gates
Title:	Chief Executive Officer